UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2009

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of principal executive offices, including zip code)

407-741-5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 17, 2009, the Company and its subsidiary INTL Commodities, Inc. entered into a Second and Amended Credit Agreement with Bank of America, N.A., pursuant to which it renewed its $35,000,000 revolving credit facility. The facility permits the Company to borrow up to $35,000,000, subject to certain conditions. Advances under the facility are secured by a pledge of shares of certain of the Company's subsidiaries as well as guarantees of certain subsidiaries. The interest rate on this facility was 3.00% over daily LIBOR. The facility expires on December 17, 2010.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
The following exhibits are filed herewith:

10.1    Second and Amended Credit Agreement dated as of December 17, 2009 by and among International Assets Holding Corporation, INTL Commodities, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: December 18, 2009	By:	/s/ Brian T. Sephton
Brian T. Sephton
Chief Legal and Governance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Second and Amended Credit Agreement dated as of December 17, 2009 by and among International Assets Holding Corporation, INTL Commodities, Inc. and Bank of America, N.A.